Exhibit (H)(38)

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

FEE INFORMATION FOR SERVICES PROVIDED UNDER

ADMINISTRATIVE SERVICES AGREEMENT

Amendment to Service Agreement Dated December 29, 2000, Effective January 1, 2003

As compensation for the services provided under the Administrative Services Agreement dated December 29, 2000, the Administrator shall receive from the Trust, from each Class the following Class Administrative Fee, each paid monthly based on average daily net assets of the Series or Class, as applicable, according to the following annualized fee schedule effective January 1, 2003:

Fund Name	Class	Fee Rate (bps)
Scudder Global	A	47.5
Scudder Global	B	49.6
Scudder Global	C	48.5
Scudder Global	S	47.0
Scudder Global	AARP	47.0
Scudder Gr Europe Growth	A	46.5
Scudder Gr Europe Growth	B	48.0
Scudder Gr Europe Growth	C	47.0
Scudder Gr Europe Growth	S	45.5
Scudder Gr Europe Growth	AARP	45.5
Scudder International	A	67.0
Scudder International	B	69.0
Scudder International	C	68.0
Scudder International	I	26.5
Scudder International	S	56.5
Scudder International	AARP	66.5
Scudder Healthcare	A	55.0
Scudder Healthcare	B	57.0
Scudder Healthcare	C	56.0
Scudder Healthcare	I	45.0
Scudder Healthcare	S	54.0
Scudder Healthcare	AARP	54.0
Scudder Technology Innovation	A	69.0
Scudder Technology Innovation	B	73.0
Scudder Technology Innovation	C	72.0
Scudder Technology Innovation	S	70.0
Scudder Technology Innovation	AARP	70.0
Scudder Balanced	S	44.5
Scudder Balanced	AARP	44.5

Amendment to Service Agreement Dated April 4, 2002

(continued)

Fund Name	Class	Fee Rate (bps)
Scudder Capital Growth	A	42.0
Scudder Capital Growth	B	43.5
Scudder Capital Growth	C	42.5
Scudder Capital Growth	I	17.0
Scudder Capital Growth	S	41.0
Scudder Capital Growth	AARP	41.0
Scudder Capital Growth	Institutional	27.5
Scudder Growth and Income	A	50.0
Scudder Growth and Income	B	52.0
Scudder Growth and Income	C	51.0
Scudder Growth and Income	S	49.0
Scudder Growth and Income	AARP	36.0
Scudder Growth and Income	Institutional	27.5
Scudder Large Comp Value	A	40.5
Scudder Large Comp Value	B	42.5
Scudder Large Comp Value	C	41.5
Scudder Large Comp Value	I	16.0
Scudder Large Comp Value	S	40.0
Scudder Large Comp Value	AARP	40.0

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